                                                          Exhibit No. EX-99.d.18

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 2nd day of April 2007 by and between Mercer Global
Investments,  Inc., a Delaware  corporation (the "Advisor"),  and MacKay Shields
LLC, a Delaware limited liability company (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment Advisory Agreement,  dated July 1, 2005 (the "Advisory
Agreement"), with MGI Funds (the "Trust"), a Delaware statutory trust registered with the U.S.  Securities  and  Exchange  Commission  (the "SEC") as an open-end management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  which consists of several  separate series of shares, each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

          (a)  Investments.  The Sub-Advisor is hereby  authorized and directed, and hereby agrees,  subject to the stated investment  objectives,  policies and  restrictions  of each Fund as set forth in such Fund's  prospectus and statement of additional  information  as currently in effect and as amended from  time to  time  (collectively  referred  to as the  "Prospectus")  and subject to the directions of the Advisor and the Trust's Board of Trustees, to purchase,  hold and sell  investments for the Sub-Advisor  Assets and to monitor such  investments on an ongoing basis. In providing these services, the Sub-Advisor  will conduct an ongoing program of investment,  evaluation and, if appropriate,  sale and reinvestment of the Sub-Advisor  Assets. The
     Advisor  agrees to provide the  Sub-Advisor  information  concerning  (i) a
     Fund; (ii) its assets available or to become available for investment;  and
     (iii) the conditions of a Fund's or the Trust's  affairs as relevant to the
     Sub-Advisor.

          (b) Compliance with  Applicable  Laws,  Governing  Documents and Trust
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     Prospectus;  (C) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is  defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor  (together,  the  "Trust
     Compliance  Procedures");  and (D) the instructions and directions received in writing from the Advisor or the Trustees of the Trust;  and (ii) conform to and comply with the  requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered  investment  companies' and
     Sub-Advisors'  duties  under this  Agreement.  The Advisor will provide the
     Sub-Advisor  with any materials or  information  that the  Sub-Advisor  may reasonably request to enable it to perform its duties and obligations under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice, in writing,  of: (i) any change in a Fund's investment  objectives, policies and  restrictions as stated in the Prospectus;  (ii) any change to the Trust's  Declaration of Trust or By-Laws;  or (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its  duties  and  obligations  under this  Agreement,  shall  manage the
     Sub-Advisor Assets consistently with such changes, provided the Sub-Advisor has received  such prior notice of the  effectiveness  of such changes from the Trust or the  Advisor.  In addition to such notice,  the Advisor  shall provide to the  Sub-Advisor a copy of a modified  Prospectus  and copies of the revised Trust  Compliance  Procedures,  as applicable,  reflecting such changes.  The  Sub-Advisor  hereby  agrees to provide  to the  Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its  relationship  to, and actions  for, a Fund as may be  requested by the
     Advisor for  inclusion  in the  Prospectus  or in the Trust's  registration statement  on Form  N-1A,  or  otherwise  as  reasonably  requested  by the
     Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the  Sub-Advisor's  chief  compliance  officer (the  "Sub-Advisor
     CCO"),  as reasonably  requested by the Trust CCO; (ii)  quarterly  reports confirming  that the  Sub-Advisor  has complied  with the Trust  Compliance
     Procedures  in  managing  the  Sub-Advisor   Assets;  and  (iii)  quarterly
     certifications  addressing  Material  Compliance  Matters  (as that term is defined by Rule 38a-1(e)(2)), if any, that arose under the Trust Compliance
     Procedures that related to the Sub-Advisor's  management of the Sub-Advisor
     Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall promptly provide the Trust CCO with copies of: (i) the  Sub-Advisor's policies and procedures for compliance by the Sub-Advisor  with the Federal
     Securities Laws (together,  the "Sub-Advisor Compliance  Procedures"),  and
     (ii) any material  changes to the Sub-Advisor  Compliance  Procedures.  The
     Sub-Advisor  shall  cooperate  fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's  responsibilities under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Sub-Advisor Compliance Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Sub-Advisor  Compliance  Procedures  involving the Sub-Advisor  Assets. The
     Sub-Advisor   shall  provide  to  the  Trust  CCO:  (i)  quarterly  reports confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance
     Procedures  in managing the  Sub-Advisor  Assets,  and (ii)  certifications addressing Material  Compliance Matters involving the Sub-Advisor,  if any, that arose under the  Sub-Advisor  Compliance  Procedures that affected the
     Sub-Advisor  Assets.  At least annually,  the  Sub-Advisor  shall provide a certification  to the Trust CCO to the effect that the  Sub-Advisor  has in place and has  implemented  policies  and  procedures  that are  reasonably
     designed  to  ensure   compliance  by  the  Sub-Advisor  with  the  Federal
     Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund.
     The  Sub-Advisor  shall also  provide its Proxy  Voting  Policy (the "Proxy
     Policy"),  and, if requested by the Advisor, a summary of such Proxy Policy suitable for including in the Prospectus, and will provide the Advisor with any material  amendment to the Proxy Policy within a reasonable  time after such amendment has taken effect. If both the Sub-Advisor and another person managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the  security.  The  Sub-Advisor  will not take any action or render any legal  advice  with  respect to any assets held in the Fund that are named in or subject to any legal action,  including a class action. The
     Advisor will instruct the custodian not to forward to the  Sub-Advisor  any information concerning such actions. The Sub-Advisor will, however, forward to the Advisor or custodian  any  information  received by the  Sub-Advisor regarding any legal matters involving any asset held in the Fund.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided that, the Sub-Advisor's  actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations  under this Agreement and the Trust's governing  documents.  In addition,  the  Sub-Advisor  is  authorised  to retain  legal  counsel  and
     financial  advisors,   negotiate  and  execute  documentation  relating  to
     investments by the Fund and, in connection with the foregoing,  initiate or participate in legal proceedings on behalf of the Fund as reasonable in the
     Sub-Advisor's  judgment on behalf of the Fund,  provided,  however that the
     Sub-Advisor shall be responsible for all costs and expenses associated with the hiring of any such legal counsel or financial advisors. The Sub-Advisor shall  not be  liable to the  Advisor  or the Fund for any act or  omission taken by it in good faith reliance on and in accordance  with the advice of such legal counsel and financial  advisors.  Such  documentation  and legal proceedings may relate to investments to be made or sold, currently held or previously held. The Sub-Advisor is authorized to negotiate and execute (i)
     documentation  relating to private  placements and bank debt, (ii) waivers, consents,  amendments or other  modifications  relating to investments  and
     (iii) purchase agreements,  sales agreements,  commitment letters,  pricing letters,  registration  rights  agreements,  indemnities and contributions, escrow  agreements and other  investment  related  agreements.  The Advisor represents that the custodian can settle such private placements.

          (f)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment  determinations for a Fund either directly with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on behalf of a Fund, the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the  commission,  if  any,  both  for  the  specific  transaction  and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting  the broker or dealer to execute a  particular  transaction,  the
     Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities  Exchange Act of 1934,
     as amended (the "1934 Act"))  provided to a Fund and/or other accounts over which the Sub-Advisor may exercise investment  discretion.  The Sub-Advisor is authorized to pay to a broker or dealer who provides such  brokerage and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. Such  authorization is subject to termination at any time by the
     Board of Trustees of the Trust for any reason. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio securities
     to  brokers  or  dealers  that  are  affiliated   with  the  Advisor,   the
     Sub-Advisor,  the Trust's principal underwriter,  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction and  the  commission  are  comparable  to what  they  would  be with  other qualified firms, and provided that the transactions are consistent with the
     Trust's Rule 17e-1 and Rule 10f-3 procedures. The Advisor will identify all brokers and dealers affiliated with the Trust, the Advisor, and the Trust's principal  underwriter  (and the other  Sub-Advisors  of the  Fund,  to the extent such  information  is necessary for the  Sub-Advisor  to comply with applicable  federal  securities laws), other than those whose sole business
     is  the  distribution  of  mutual  fund  shares,   who  effect   securities
     transactions  for customers.  The Advisor shall promptly  furnish a written notice to the  Sub-Advisor  if the  information  so  provided  is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its  fiduciary  obligation to the  Sub-Advisor  Assets and other clients, the Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation to,  aggregate the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and  efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor's Assets and to such other clients.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's  principal  underwriter,  or any affiliated  person the Trust,  the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Fund with  respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions  of Fund assets.  The Advisor hereby (i) represents that, as of the date hereof, all other sub-advisors to the Fund are reflected in the Prospectus currently in effect,  and (ii)  agrees to  promptly  notify  the  Sub-Advisor  as to the engagement or termination of any other sub-advisor to the Fund hereafter.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by written notice to the Sub-Advisor.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor,  the Trust's custodian,  or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or  supplements  thereto  shall be delivered to the Advisor and the Trust, and any material violation of such policies,  and procedures and code of ethics by personnel of the  Sub-Advisor,  the sanctions  imposed in
     response  thereto,  and  any  issues  arising  under  such  policies,   and
     procedures  and code of ethics  shall be  reported  to the  Advisor and the
     Trust at the times and in the format  reasonably  requested  by the Advisor and the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under  the 1940 Act that are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust upon request. The Sub-Advisor further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the Trust  may  reasonably  request.  Upon
     request,   the  Sub-Advisor  will  provide  the  Advisor  with  information
     (including  information that is required to be disclosed in the Prospectus)
     with respect to the portfolio managers  responsible for Sub-Advisor Assets, any changes in the portfolio managers  responsible for Sub-Advisor  Assets, any  changes in the  ownership  or  management  of the  Sub-Advisor,  or of material  changes in the control of the  Sub-Advisor.  The Sub-Advisor will
     promptly   notify  the  Advisor  of  any  material   litigation,   material
     administrative  proceeding  or any other  material  regulatory  proceeding.
     Additionally,  the  Sub-Advisor  will  notify the  Advisor  of any  pending material  investigation or any pending material  regulatory  inquiry at the point where such investigation or inquiry would be required to be disclosed if Sub-Advisor were a public company subject to the reporting  requirements of the federal  securities laws. Upon reasonable  request,  the Sub-Advisor will make  available  its officers  and  employees to meet with the Trust's
     Board of Trustees to review the Sub-Advisor Assets.

          (k) Valuation of Sub-Advisor  Assets.  The Sub-Advisor  agrees to take reasonable  steps to  monitor  the  Sub-Advisor  Assets  and to notify  the
     Advisor or its designee on any day that the  Sub-Advisor  determines that a significant  event (as  described  in the Fund's  Valuation  and  Liquidity
     Procedures) has occurred with respect to one or more securities held in the
     Sub-Advisor Assets such that, in the Sub-Advisor's reasonable judgment, the price  of the  security(ies)  as of the  close  of  trading  is not a valid indicator of the value of the security(ies). As requested by the Advisor or the Trust's Valuation  Committee,  the Sub-Advisor hereby agrees to provide additional  assistance to the Valuation Committee of the Trust, the Advisor
     and the Trust's  pricing agents in valuing  Sub-Advisor  Assets held in the portfolio.  Such  assistance  may include  fair value  pricing of portfolio securities,  as requested by the Advisor.  The  Sub-Advisor  agrees that it
     will  act,  at  all  times,  in  accordance  with  the  Trust's   Valuation
     Procedures,  and will provide  such  certifications  or  sub-certifications relating  to its  compliance  with  the  Trust's  Valuation  Procedures  as reasonably  may be  requested,  from time to time,  by the  Advisor  or the
     Trust.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933, as amended (the "Securities  Act"), and any rule or regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (m) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other accounts ("Historical Performance Information") to be included in the
     Prospectus  or  for  any  other  uses  permitted  by  applicable  law.  The
     Sub-Advisor  shall not have any  responsibility  for the Trust's use of the
     Historical  Performance  Information in the Prospectus except to the extent that the Historical  Performance  Information contains any untrue statement of a material  fact or omits to state any  material  fact  required  by any applicable  law to be stated  therein or necessary  to make the  statements therein,  in light of the  circumstances  under  which they were made,  not misleading under applicable law.

          (n) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not limited to, the SEC).

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement, other than the costs of securities, commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise disposed of, for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The Sub-Advisor is a limited liability company, duly organized and validly  existing  under  the laws of  Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its authorized persons and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official  is  required on the part of the  Sub-Advisor  for the  execution, delivery and  performance  by the  Sub-Advisor of this  Agreement,  and the execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule or  regulation;  (ii)  the  Sub-Advisor's  governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of Delaware,  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement;

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement; and

          (f) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing,"
     and the Advisor and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8 of this Agreement,  respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or gross  negligence in the performance of its  duties,  or by reason of reckless  disregard  of its  obligations  and duties  hereunder,  except as may otherwise be provided under provisions of applicable  state law that  cannot be waived or modified  hereby.  Under no circumstances  shall the  Sub-Advisor be liable for any loss arising out of any act or omission taken by another sub-advisor, or any other third party, in  respect  of any  portion  of the  Trust's  assets  not  managed  by the
     Sub-Advisor pursuant to this Agreement. Under no circumstances shall either party hereto be liable to the other for special,  punitive or consequential damages,  arising  under or in  connection  with  this  Agreement,  even if previously informed of the possibility of such damages.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its duties hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any  liability  or expenses  which may be  sustained as a result of the
     Advisor's willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor  Indemnified  Persons") for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in  connection  with,  the  Advisor's  breach of this  Agreement  or its representations  and  warranties  herein  or as a result  of the  Advisor's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law;  provided,  however,  that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution (the "Effective  Date"),  until two years from the Effective Date, and  thereafter,  for periods of one year, so long as such continuance  thereafter is specifically  approved at least annually
     (i) by the vote of a majority  of those  Trustees  of the Trust who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval,  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees of the Trust,  the vote of a majority  of the  outstanding voting  securities of the Fund, or the Advisor,  or (ii) the Sub-Advisor on
     not less than 90 days  written  notice to the Advisor  and the Trust.  This
     Agreement  may also be  terminated  as to any Fund at any time by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed  change in control of the  Sub-Advisor  that would act to terminate this Agreement, if a vote of shareholders to approve continuation  of this  Agreement  is at that time  deemed by counsel to the
     Trust to be required by the 1940 Act or any rule or regulation  thereunder, the  Sub-Advisor  agrees to assume all  reasonable  costs  associated  with soliciting  shareholders of the appropriate Fund(s) of the Trust to approve continuation  of  this  Agreement.  Such  expenses  include  the  costs  of preparation and mailing of a proxy statement, and of soliciting proxies. In the event that such  proposed  change in control of the  Sub-Advisor  shall occur  following  either:  (i)  receipt by the  Advisor and the Trust of an exemptive  order  issued  by the SEC with  respect  to the  appointment  of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed
     Rule  15a-5  under  the 1940 Act,  the  Sub-Advisor  agrees  to assume  all reasonable costs and expenses  (including the costs of mailing)  associated with the  preparation  of a statement,  required by the exemptive  order or
     Rule 15a-5,  containing all  information  that would be included in a proxy statement (an  "Information  Statement").  In addition,  if the Sub-Advisor shall resign,  the  Sub-Advisor  agrees to assume all reasonable  costs and expenses  (including the costs of mailing)  associated with the preparation of an Information Statement;  provided, however, that the Sub-Advisor shall not be responsible for such costs and expenses to the extent that the costs and expenses exceed $12,500.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all
prospectuses,   proxy  statements  and  reports  to  shareholders  prepared  for distribution  to  shareholders  of the Fund or the  public,  which  refer to the
Sub-Advisor in any way.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a) If to the Advisor:

              Mercer Global Investments, Inc.
              1166 Avenue of the Americas
              New York, NY  10036
              Attention:  Chief Counsel

          (b) If to the Sub-Advisor:

              MacKay Shields LLC
              9 West 57th Street
              New York, NY 10019
              Attention: General Counsel

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of New York without  regard to conflict of law  principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

ADVISOR
MERCER GLOBAL INVESTMENTS, INC.

By:  /s/ Ravi Venkataraman
         Ravi Venkataraman
         Chief Investment Officer

SUB-ADVISOR
MACKAY SHIELDS LLC

By:    /s/ Lucille Protas
         Lucille Protas
         Senior Managing Director

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                               MACKAY SHIELDS LLC

                                  April 2, 2007

                    MGI Core Opportunistic Fixed Income Fund

FEE SCHEDULE

ASSETS                                                    COMPENSATION

On first $50 Million                                           0.45%
On next $100 Million                                           0.40%
Over $150 Million                                              0.35%

                                                                       EXHIBIT B

SUB-ADVISOR

FORM ADV

(Please attach)